Registration No. 333-217200

Filed Pursuant to Rule 433

Dated April 2, 2019

El MicroSectors X r C O https://owen681.wberte.carnftruskinny You are now entering the tolicroSecters'.website of REX Shares. The website includes information about exchanged traded notes (ETNs) issued by Bank of Montreal As discussed in more detail on the website, the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs _ SECTOR SFELit-P, Bank of Montreal has filed a registration statement (including certain pricing supplements, EXCHANGETRAD E ' prospectus supplement and prospectus) with the SEC for the FIN offerings discussed on this website. Before you invest, you should read such documents and any other documents that Bank of Montreal has filed with the SEC far more complete information about Bank of Montreal and these offerings You may obtain these documents free of charge by visiting the SEC's website at http.//www.sec_gov. Alternatively, Bank of Montreal will arrange to send to you applicable pricing supplement, the prospectus supplement and the prospectus if you request it by calling its agent toltfree at'l -877-369-5412. TARGL OUR TRADING POWER MicroSectors S 1-1 .Pr I .f - C O htips://owen681.wixste.coraknsskinny @ e -This site was designed with the WiX.corn website buildef. Create your website -today. C Start Now ;N.e. ICROSECTOFc., THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS -EAM CONTACT REXSHARES SECTOR SPECIFIC EXCHANGE TRADED NOTES SEARCH• T RIO I r.05.1.SEri TARGET YO PSCPPE116 I R f 'a! .3313EARL I-I I1 TRADING PO ° • • r ° FIND CLFT MORE • =0 ° NA iTR/ 211213 .1"R/011,1212 MICROSECTORST. PROVIDES CONCENTRATED EXPOSURE TO INVESTABLE MARKET SEGMENTS THAT HEAVILY INFLUENCE MANY INVESTOR PORTFOLIOS_ DEVELOPED AS TRADING AND HEDGING INSTRUMENTS. MICROSECTORST. GIVE SOPHISTICATED INVESTORS SPECIFIED EXPOSURES TO POPULAR NICHES OF THE MARKET microsectorr X r C G httpallowen681.wrxsiteicarn/auskinnv e•le This site was designed with the WIX.cown website builder. Create your website today. C Start ICRC SECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS :1'RODUCTS TEAM CONTACT REX SHARES THE BENEFITS TARGETED Trade the stocks you know in the sectors you follow. Concentrated exposure to investable market segments that heavily influence many investor portfolios_ o , LEVERAGED & INVERSE Realize your potential to generate alpha and experience the market Eike never before with versatile levels of exposure to your preferred market segment EFFICIENT x= Precise investment 8 trading tools give you maximum control_ Equal-weighted baskets provide a more granular approach to the most highly liquid stocks in a given segment SEETHE PRODUCTS MicroSectors X r C G https://ewen681.wrxsitecornirrisskinnv This site was designed with the WIX.coos website builder. Create your website today. C Start ICRC SECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS :1'RODUCTS TEAM CONTACT REX SHARES THE PRODUCTS CLICK THE PRODUCT CATEGORIES BELOW FOR THEIR RESPECTIVE NI rCRGSECTORSTM PRODUCT PAGES, ETN FACTSHEETS AND PROSPECTUS. LEVERAGED & LEVERAGED S LONG EXPOSURE +3X +2X -1X -2X -3X INVERSE EXPOSURE FANG+ FNGU FNGO GNAF I FNGZ I FNGD BIG BANKS BNKU BNKO KNAB BNKZ BNKD x 1.1 7 1 1 11 = 111 IrMicroSectars C G https://ewen681.wixsite.carn/msskiney This site was designed with the WIX.00rn website bonder. Create your webstte today. C Start Now ) ,v.ICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REX HANES CONTACT US SIGN UP FOR OUR NEWSLE17ER BELOW SUBSCRIBE Email: info@rexshares.com Post Road West in Phone- 203-557-6201 Westport, CT 06680 REX Mi I CROSECTORS IS A NEWTRADING TOOL BROUGHT TO YOU BY SHAPES ewe: This site was designed with the WIIX.corn website builder. Create your website today. C Start Now ) M ICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS R ()DUCTS TEAM CONTACT REXS4ARES TERMSAND CONINDOSIS PRIVACY POLICY Bank of Montreal, the issuer of the ETNs, ("Bank of Montreal" or the "Issuer"), has filed a registration statement (including certain pricing supplements, prospectus supplement and prospectus) with the Securities and Exchange Commission (the "SEC") about each of the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings_ These documents may be obtained without cost by visiting EDGAR on the SEC website at www sec goy Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412. The ETNs are senior, unsecured debt obligations of Bank of Montreal, and are subject to Bank of Montreal's creditrisk _ The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis You should proceed with extreme caution in considering an investment in the ETNs The ETNs do not guarantee any return of your investment If the closing Indicative Note Value or the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time during an Exchange Business Day (each as defined in the applicable pricing supplement), you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, as well as consequences of any leverage, each as described in mom detail in the applicable pricing supplement Leverage (if applicable) increases the sensitivity of your ETNs to changes in the level of the Indices (as defined in the applicable pricing supplement) Investment suitability must be determined individually for each investor, and the ETNs are not suitable for all investors_ The ETNs are not suitable for investors with longer-term investment objectives. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged as to some of the ETNs_ Due to the effect of compounding, if the Indicative Note Value increases, any subsequent adverse change in the Index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant: the converse is also true. The ETNs are subject to intraday purchase risk. The Indicative Note Value is reset daily, and the leverage or exposure of the ETNs during any given Exchange Business Day may be greater than or less than that contemplated by the name of a particular leveraged EINE The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay any interest and you will not have any ownership rights in the Index constituents. The Index Closing Level used to calculate any payment by the Issuer of the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed The Issuer may sell additional ETNs. but is under no obligation to do so Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain. In MIcroSectors X V I C https://awen681.wrxsle.carn/rnsskinny * I e Is site was designed with the WIX.com website builder. Create your website today. C Start Now ) 'N.f.ICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REXSHAPES The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and they may not have an active trading market The value of the ETNs in the secondary market may be influenced by many unpredictable factors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent (as defined in the applicable pricing supplement) of the ETNs, and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs. and may do so in the future. Each Index has limited actual historical information_ The Index Calculation Agent (as defined in the applicable pricing supplement), may adjust the Index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index. The Indices lack diversification and are vulnerable to fluctuations in the applicable sector A limited number of Index constituents may affect each Index Closing Level, and the Indices are not necessarily representative of its focus industry_ An Index constituent may be replaced upon occurrence of certain events. The manner in which each Index selects its components may differ from how other index providers or market participants might do so. Use of Hypothetical Beck-Tested Data - The historical data of the Indices shown herein is from the dates displayed. Any index data shown prior to that date is hypothetical and a result of the application of the Index methodology to historical data, and has inherent limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk in actual trading Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might be more appropriate and that might differ significantly from the information presented herein. The hypothetical backtested data herein should not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing the Index Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future index performance or the return of the ETNs. Please see the "Risk Factors" section in the pricing supplement, the prospectus supplement and the prospectus relating to the applicable offering. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the ETNs _ MicroSectorsTM and REX"' are registered trademarks of REX Shares, LLC ("REX") FANG* is a registered trademark of ICE Data Indices, LLC ("ICE Data"). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The NYSE. FANG-04 Index is a product of ICE Data, and has been licensed for use by Bank of Montreal. The ETNs are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, 'REX Index Parties") or by ICE Data or any of its affiliates or third party licensors (collectively, "ICE Data Index Parties"). REX Index Parties and ICE Data Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the NYSE° FANG-0' Index to track general market performance REX Index Parties and ICE Data Index Parties' only relationship to Bank of Montreal with respect to the Index is the licensing of the index and certain trademarks, service marks and/or trade names of REX Index Parties and ICE Data Index Parties I El im.Z3.• MIcroSectors - x .f C G https://owen681..wixsite.contirnsskinny ® This site was designed with the WiX.corn website builder. Create your website today. Start Now '-Ir'DOSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS CONTACT REXSHARES Selective AG (-Solactive") is the licensor of the Selective MicroSectors.'" U S Big Banks Index and the Solactive MicroSectorsTM US _ Big Oil Index The ETNs are not sponsored, endorsed, promoted or sold by Solactive in any way, and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the ETNs, (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Selective does not guarantee the accuracy and/or the completeness of the Index and shall not have any liability for any errors or omissions with respect thereto. Notwithstanding Solactive's obligations to its licensees, Solactive reserves the right to change the methods of calculation or publication of the Index, and Solactive shall not be liable for any miscalculation of or any incorrect, delayed or interrupted publication with respect to the Index. Solactive shall not be liable for any damages, including, without limitation, any loss of profits or business, or any special, incidental, punitive, indirect or consequential damages suffered or incurred as a result of the use (or inability to use) of the Index . Copyright © 2019 REX Shares. MicroSectors I Big Bank ETNs X <— C I https://owen681.wksitecomfrnsskinny/bigbanks v Start Now This site was designed with the WIX.corn website builder. Create your website today. M ICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REX SHARES FNGS .76 ENG2 .86 - .GNAF .10 FNGO .11 = FNGU .34 •-• 0.86% pis •-• 3.60% .64 .68% .33 .46% 0,64 •-• 1.09% .49 sauce nackngviewAs minute data reed delay. BIG BANKS EXCHANGE TRADED NOTES in MIcroSectors I Big Bank ETNs X C https://awen681.wrxsle.cam/rnsskinnyibgbanks * I e This site was designed with the WIX.corn website builder. Create your website today. C Start Now SE C T O R S THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REXSHARES MicroSectors '^ ETNs provioe efficient- ana cost effective access to concentrated sectors of the market. The BIG BANKS lineup provisos -3x Leveraged exposure to -3x inverse leveraged exposure to the Scfactive MicroSectorsr" U.S. Big Banks Index performance. LEARN MORE ABOUT BMO LTN5 LEVERAGED & LEVERAGED & LONG EXPOSURE +3X +2X -1X -2X -3X INVERSE EXPOSURE BIG BANKS BNKU BNKO KNAB BNIU BNKD BNKU +3x Long Big Bank [TN Fact Sheet Prospectus BNKO +2x Long Big Bank ETN Fact Sheet Prospectus KNAB -lx Inverse Big Bank ETN Fact Sheet Prospectus BNKZ -2x Inverse Big Bank ETN Fact Sheet Prospectus BNKD -3x Inverse Big Bank ETN Fact Sheet Prospectus MIcroSectors I Big Bank ETNs X .%1 = .1.a,Imizz1 c O httins://oweneatwissite.carryrnsskinny/bighanks * ® This site was designed with the WIX.com website builder. Create your website today. C Start Now ) ICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS DOUCTS TEAM CONTACT REXSRARES ABOUT WHAT IS THE BIG BANKS INDEX? The Solactiye klicroSectors." U.5_ Big Banks Index includes 10 highly liquid stocks that represent industry leaders across today's US. banking sector The index's underlying composition is equally weighted across all stocks, providing a unique performance benchmark that allows for a value-driven approach to investing. While the performance of indices weighted by market capitalization can he dominated by a few of the largest stocks, an equal-weighting allows for a more diversified portfolio. LEARN MORE ABOUT BIG BANKS INDEX SOLACTIVE MICROS ECTORST" U.S. BIG BANKS INDEX COMPONENTS* % JP Morgan US Bancorp % Wells Fargo % Morgan Stanley % Bank of America % Schwab % Citi % PNC % Goldman Sachs % BB&T 'Index rebalanced to equal 10% weights monthly. e= C G httpsitowen681.wks Ete.co rnim sskinny/big be nks e4.1131 i This site was designed with the WIX.corn website builder. Create your website today C Start Now Iu-o.)SECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REX SHARES PERFORMANCE Selective MicroSectorsm U.S. Big Banks Index vs Benchmark Indices — Sclacti.,,eMICID3134016 US. 8198,Einkr 111 0rli — 8.50.00.Telal13.111.1 .1a1Relwn !mica MICRO SEtie • *. J0,16 W. hn. JUN'! WW .-111 Apf. JUPe W. • rCE Hloorrberg I I' rata I,m 01/01001610 17141/2018 'oil rierloimance ooes no: guarantee ',ore results 'he 501,10:05 '4,050,01, alp .311K5 Index, on equAl dolla, udeighted index, was orentecl by Solac:ive in I he a0Live AioroSectois—..1, Rig 1,3r1K5 Index dal., prior lo ooteis hy-opinet ea ,nd rel lens the non ication the index melh000logy h ndsght rle hypo.. ea dold cannot co-npleLely account the impnct ol linancin risK .x ,s1 historical or lyporhe:i[nl dato not n guarn-itee .t.ture inoex pe,lo,-nonce R E X ICROSECTORS IS A NEW TRADING TOOL BROUGHT TO YOU Et SHARES MIcroSectors I FANG ETNs X -I- C G https://owen681.wixsrte.comimsskinnyilang T his site was designed with the WIX.eorn website huilder. Create your webs le today. C Start Now \'-i'IROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS REXSHAPES Fla3G .76A FNGZ .66- GNAF 8 . iG - FNGO FNGLI .340 ••• 0.86% o.i8 •• .60% ,64 •••• 0.68% .33 •-• 1.46% .64 .09% .49 at, wwr E minute data reed delay FANG-CH EXCHANGE TRADED NOTES MicroSectors I FANG ETNs x • C htipsWouven681wizsrie.com/msskinny/fang Start Now ) This site was designed with the WIX.oern website builder. Create your website today. ICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS °DUCTS TEAM CONTACT R E XSHARES MicroSectorsre ETNs provide efficient and cost effective access to concentrated sectors of the market. The FANG-J. lineup provides .3x leveraged exposure to -30 inverse Leveraged exposure to NYSE'. FANG,T. Index performance.

LEARN MORE ABOUT M O ETNs LEVERAGED & LEVERAGED & LONG EXPOSURE INVERSE EXPOSURE FANG+ FNGU FRO GNAF FN61 FNGD FNGU +3x Long FANG+ ETN Fact Sheet Prospectus FRG +2x Long FANG+ ETN Fact Sheet Prospectus GNAF -lx Inverse FANG+ ETN Fact Sheet Prospectus FNGZ -2x Inverse FANG+ ETN Fact Sheet Prospectus FNGD -3x Inverse FANG+ ETN Fact Sheet Prospectus , E3 MicroSectors I FANG ETNs X ± f C G httpo://owen681,wiksite.corninsskinny/feng This site was designed with the WIX.00m website builder. Create your website today. ( Start Now ) M IC RuSECTO RS THE HEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS 'RODUCTS TEAM CONTACT REXSHARES ABOUT WHAT IS THE FANG+Tm INDEX? The NYSE. FANG+T. Index includes 10 highly liquid stocks that represent industry leaders across today's tech and internet/media companies_ The index's underlying composition is equally weighted across all stocks, providing a unique performance benchmark that allows for a value-driven approach to investing_ While the performance of indices weighted by market capitalization can be dominated by a few of the largest stocks, an equal-weighting allows for a more diversified portfolio. LEARN MORE ABOUT NYSE. FANG-C. NYSE® FANG+TM INDEX COMPONENTS' :19 Toxic " Facebook D% Nvidia Apple D% Alibatia Amazon D% Baidu C1,1 Nstflix % Twitter % Alphabet "Index rebalanced to equal 10% weights quarterly. Microtesters I FANG ETNs f C O https://owen681.wixsite.comintsslanny/fang ler !) Ole ThIs site was designed with the WIX.corn website builder. Create your webstte today. Start New MICROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING E' Stay updated with ABOUT important MicroSectors news! WHAT IS THE FANG+TM INDEX? NYSEe FANG+TM INDEX COMPONENTS* ■ Ezi MicroSectors I FANG ETNs x .1 W •e C G https://owen681.wix.te.ccnhrisskinny/fang *eoie This site was designed with the W IX.com website builder. Create your website today. Start Now -) ( ICRUSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS pRODUCTS TEAM CONTACT REXShifiNES PERFORMANCE NYSE® FANG+". Index vs Benchmark Indices — HYSEe.FAXG, Index — .n5004. — NP.41.0.100 Yd. 'MY MICRO - Je , ,16 .46 J.,17 !et.. Juele On.48 rmnnelpele.eatfuNomlielta scarce: l3IOOmbelg MP Data noir 01/01/2014 to 12/.5001.8. Pas( performance deco not guarantee ruture results. Inc NYSE' FANG, Index, an equal dollar weighted Ind, was created by herrar• in 2017 to provide exposure to a select group ol highly traded growth stocks or technology and tech enabled companies. The NYSE' FANG.' hider was launched on 0/26/201/ Inc NYSE` 1-0ING-I— Index data prior to that date ls hypothetical and reflects the application of the index methodology In hindsight The hypothetical data cannot completely account Or the impact of [Mandel link 111 actual trading. Fast historical Of hypothetic., dater nor a guarantee of future rider perkemance REX M ICROSECTORS IS A NEW TRADING TOOL BROUGHT TO YOU BY SHARES TEAM I MicroSectors x .1 P C G https://owen681.wixsle.comirrisskinny/tearn eoie This site was designed with the WIX.cnm website builder. Create your website today. Start Now M ICRUSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS TEAM CONTACT S REXA ES COMPANY MICROSECTORST. IS A REX SHARES PRODUCT. WE BELIEVE IN EMPOWERING INVESTORS. WE HELP MAKE THE INVESTING WORLD FLAT BY DEMOCRATIZING ACCESS TO COMPELLING INVESTMENT STRATEGIES. REX OVERCOMES BARRIERS TO DELIVER INVESTMENT PRODUCTS THAT SEEK TO LEVEL THE PLAYING FIELD. ADDITIONAL INFORMATION ABOUT OTHER PRODUCTS_ REX MICRO OSPREY SHARES SECTORS FUN DS TEAM Ei TEAM I MicroSectors c O https://ewen681.wrzsite.cortyrnsskinny/team * ® This site was designed with the WIX.corn website ',loader.. Create your website today. C Start Now ) M ICROSECTORS THE NEW _STANDARD IN SECTOR SPECIFIC TRADING TOOLS TEAM -INTACT REXSHORES CEO. FOUNCER PS SIDENT CFO GREG SCOTT KIM KING ACHEYCHEK MATHEW Founder and CEO of REX Shares. As the Scott joined REX Shares in 2016 after Kim is an early investor in REX and joined creator of several industry innovations holding senior sales and leadership as CFO in 2010_ Kim has spent a 25 year including filing a patent for the first 'ETN" positions at several large global career at major investment banks in 2006 for Barclays, Greg has created investment banks. Scott covered hedge creating and risk managing financial and Launched over Ott exchange traded funds, asset managers, and financial products, across Fixed Income. funds and notes for Barclays. Credit advisors for multi-asset and commodity Currencies. Commodities and Equities_ Suisse, Global X Funds, and previously as specific solutions. Since 2006, he has Kim worked at Deutsche Bank, Morgan Co-founder and CEO of VelocitySharesT._ worked on the launch of 30-v ETNs and Stanley, and ran desks as a managing He has an MBA from University of ETEs_ Scott graduated from Sacred Heart director at LIDS and Goldman Sachs_ Kim California, Davis and is a CFA University with a B.S.in Mathematics. has an MBA from the Wharton School of Charterholder. the University of Pennsylvania and a B.S. III Geophysics from Yale University DTEAM I MIcroSectors X + .f V I htlps://owen681.wur.sEte.corn/msskinny/tearn E ® O This site was designed with the WIX.corn website builder. Create your website today. C Start Now .v.IC:ROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS TEAM Pnys SENIOR ANALYST ANDRE LOUKREZIS Andre joined REX Shares in April 2018. Prior to REX Shares, Andre worked at Fundseeder Technologies LLC and Yakira Capital Management. Andre graduated from Fairfield University with a B.S. in Finance. RESEARCH ASSOCIATE DREW WALSH Drew joined REX Shares in May 2018. Prior to REX Shares, Drew worked at Renaissance Macro Research. Drew graduated from the University of Vermont with a B.A. in English. ADVISORS RICHARD GOLDMAN Rich founded and is the Managing Member of Becket Capital_ Rich has extensive experience in the investment management business, including serving as COO of Guggenheim Investments and CEO of Rydex Investments. I nn nr-nnic TeAmlml,Fsse,Dr, x op C O https://owen681.wixsite.corn/rrisskinny/tearn it ® This site was designed with the WIX.eorn website builder. Create your website today. C Start Now iv; I C:ROSECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REX SHAPES J. Piki-cuIN I Parsons has been a leader in the exchange traded product industry for more than 15 years. J, most recently served as Head of Sales in the iShares business of Barclays Global Investors (BG11. where he played a key role in accelerating ETF distribution to financial advisors_ ANTHONY PESCO, PH.D From 1949 to 2016 Tony held several senior positions at Credit Suisse_ Tony holds a Phil in Chemical Engineering from Columbia University, has held senior positions at Santander. AIG, JP Morgan. and started his career as a research scientist at AT&T Roll Laboratories. RICHARD SCHAEFFER Richard has over 30 years of experience in the financial services industry. He has held a variety of positions with New York Mercantile Exchange (NYMEXI, including those of Treasurer, Director and Chairman. KEITH FLETCHER Keith is an experienced financial services marketing and product management professional. having served as COG at Riskx Investments S CMG and Head of Product Management for Rydex Investments (Guggenheim Investments) where he was responsible for all product management, development arid launch of over 60 ETF's. TODD PHILLIPS Todd is a 25 year ETP industry veteran responsible for the development. design and successful execution of three ETP electronic and block trading businesses_ E3 TEAM I MicroSectors X ± e C G https://ewen6.81.wixsitecarnirrisskinny/tearn This site was designed with the WIX.00rn website builder. Create your website today. C Start Now M ICHuSECTO RS THE NEW STANDARD IN SECTOR SPECIFIC TRADIN(.7 TOOLS TEAM CONTACT REXSHARES RICHARD SHORTEN Rich is the Founder and Managing Director of Silvermine Capital Resources, a firm focused on venture, turnaround and other special situation investment opportunities in the communications, technology and alternative energy sectors_ BEN SLAVIN Ben was the Global. Head of Product & Business of Development at WisdomTree, joining the firm as a start-up. He began his career at PriceiNaterhouseCeopers (PwC), which included work on the early development of iShares. After his role at PwC, he held a position at Morgan Stanley Investment Management, responsibLe for product management and development for the open and closed-end fund business. CONTACT US REX ICROSECTORS SHARES ,1.1761mati * e This site was designed with the WIX.com website builder. Create your website today. C Start Now) M I CROSECTO RS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS CC NTACT CONTACT US SIGN UP FOR OUR NEWSLETTER BELOW V SUBSCRIBE Email info@rexshares com Post Road West VP in Phone- 203-557-6251 Westport, CT 066811 REX M I CROSECTORS IS A NEW TRADING TOOL BROUGHT TO YOU M SHARES Terms and Conditions I MicroSe.: X F - C G htms://owsn681,wixsite.cornimsskinoy/terros-and-conditions * v e This site was designed with the WIX.com website builder. Create your website today. C Start Now ivilLkL.SECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REX SHARES Terms and Conditions READ THESE TERMS AND CONDITIONS ("TERMS"} CAREFULLY BEFORE USING THE SERVICES DESCRIBED HEREIN BY UTILIZING THE WEBSITE LOCATED AT WVVW.MICROSECTORS COM ("WEBSITE"), YOU ACKNOWLEDGE THAT YOU HAVE READ THESE TERMS AND CONDITIONS AND THAT YOU AGREE TO BE BOUND BY THEM. IF YOU DC NOT AGREE TO ALL OF THE TERMS AND CONDITIONS OF THE TERMS, YOU ARE NOT AN AUTHORIZED USER CF THESE SERVICES AND YOU SHOULD NOT USE THIS WEBSITE. REX RESERVES THE RIGHT TO CHANGE. MODIFY_ ADD DR REMOVE PORTIONS CF THESE TERMS AT ANYTIME FOR ANY REASON. WE SUGGEST THAT YOU REVIEW THESE TERMS PERIODICALLY FOR CHANGES. SUCH CHANGES SHALL BE EFFECTIVE IMMEDIATELY UPON POSTING. YOU ACKNOWLEDGE THAT BY ACCESSING OUR WEBSITE AFTER WE HAVE POSTED CHANGES TO THESE TERMS. YOU ARE AGREEING TO THESE TERMS AS MODIFIED. Disclaimer Nothing contained on this Website constitutes tax, accounting, regulatory, legal, insurance or investment advice. Neither the information, nor any opinion, contained on this Website constitutes a solicitation or offer by REX Shares, LLC ("REV) or its affiliates to buy or sell any securities, futures, options or other financial instruments in any jurisdiction in which such offer, solicitation, purchase, or sale would be unlawful under the securities laws of such jurisdiction_ Decisions based on information contained on this Website are the sole responsibility of the visitor. In exchange for using this Website, the visitor agrees to indemnify and hold REX, its officers, directors, employees, affiliates, agents, Licensors and suppliers harmless against any and all claims, losses, liability, costs and expenses (including but not limited to attorneys' fees} arising from your use of this Website, from your violation of these Terms or from any decisions that the visitor makes based on such information_ The investments and strategies discussed in the Website are not suitable for all investors and are not obligations of REX or its affiliates or guaranteed by REX or its affiliates. REX makes no representations that the contents are appropriate for use in all locations, or that the transactions, securities, products, instruments, or services discussed on this site are available or appropriate for sale or use in all jurisdictions or countries, or by all investors or counterparties. By making available information on the Website, REX does not represent that any investment vehicle is available or suitable for any particular user All persons and entities accessing the Website do so on their own initiative and are responsible for compliance with applicable local laws and regulations. All investments involve risk and may lose value. The value of your investment can go down depending upon market conditions. Fixed income investments are subject to risk including interest rate, credit, market and issuer risk. Currency exchange rates may cause the value of an investment to go up or down_ Alternative strategies involve higher risks than traditional investments, may not be tax efficient, and have higher fees than traditional investments, they may also be highly leveraged and engage in speculative investment techniques, which can magnify the potential for investment loss or gain. BEFORE ACQUIRING THE SHARES OF ANY INVESTMENT FUND OR ANY OTHER SECURITIES REFERRED IN THIS WEBSITE, EITHER BY PURCHASE DR EXCHANGE, IT IS YOUR RESPONSIBILITY TO READ THE APPLICABLE PROSPECTUS DR ANY OTHER OFFERING MATERIALS RELATED TO EACH SECURITY Terms and Conditions Mecro5e, X .f C G https://owen681.wksite..m/msskinny/terrns-and-canditions This site was designed with the WIX.00rn website builder. Create your webstte today. C Start Now ) tNit U -6... S E C T O R S THE NEW STANDARD IN SECTOR SPECIFIC:TRADING TO,7 pRoOLICT =AM CONTACT REX SHARES This Website is for information purposes only and is riot intended to be relied upon as a forecast, research or investment advice. The information on this Website does not constitute a recommendation to buy or sell any securities or to adopt any investment strategy. Although this material is based upon information that REX considers reliable and endeavors to keep current, REX does not assure that this material is accurate, current or complete, and it should not be relied upon as such_ Any opinions expressed on this Website may change as subsequent conditions vary. Past performance is no guarantee of future results. The information and services provided en this Website are provided "AS IS' and without warranties by REX of any kind, either expressed or implied. To the fullest extent permissible pursuant to applicable law, REX disclaims all warranties, including, but not limited to, any warranty of non-infringement of third-party rights and any implied warranties of merchantability and fitness for a particular purpose. REX does not warrant, either expressly or impliedly, the accuracy or completeness of the information, text, graphics, links or other items contained on this Website and does not warrant that the functions contained in this Website will be uninterrupted or error-free, that defects will be corrected, or that the Website will be free of viruses or other harmful components. REX expressly disclaims all liability for errors and omissions in the materials on this Website and for the use or interpretation by others of information contained on the Website_ SEC Materials Certain information provided through this Website has been filed with the Securities and Exchange Commission ("SEC') (such materials being referred to as 'SEC Materials') The SEC Materials and other public disclosures contained on this Website may contain forwardlooking statements within the meaning of the Private Securities Litigation Reform Act. with respect to REX's future financial or business performance, strategies or expectations_ Forward-looking statements are typically identified by words or phrases such as 'trend." 'potential," "opportunity,"pipeline," "believe," "comfortable."expect," "anticipate,"current," "intentrort,"estimate," "position: "assume: 'outlook," "continue: "remain: 'maintain: 'sustain: "seek," "achieve: and similar expressions, or future or conditional verbs such as "will," °would," "should."could,' 'may" or similar expressions. In addition to risk factors previously disclosed in SEC Materials and those identified elsewhere in this Website, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: CI) the introduction, withdrawal, success and timing of business initiatives and strategies; 12) changes and volatility in political, economic or industry conditions, the interest rate environment. foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management, (3) the relative and absolute investment performance of investment products; 141 the impact of increased competition, (5) the impact of future acquisitions or divestitures; (61 the unfavorable resolution of legal proceedings, (71 the extent and timing of any share repurchases (5) the impact, extent and timing of technological changes and the adequacy of intellectual property arid information security protection; (9) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or REX, and {101 the impact of changes to tax Legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition. Trademarks, Copyrights and other Intellectual Property Terms and Condit ors I MIcraSe X o x Fin f O httpstllowen681.wizslte.com/msskinnytterrns-and-conditions * .1}149 This site was designed with the WIX.cote website builder.

 Create your website today. C Start Now M IC i-<_,,SECTO RS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REX SHARES Trademarks, Copyrights and other Intellectual Property The content contained on this Website is owned or licensed by REX and its third-party information providers and is protected by applicable copyrights, trademarks, service marks, and/or other intellectual property rights_ Such content is solely for your personal, non-commercial use. Accordingly, you may not copy, distribute, modify, past, frame or deep link this Website, including any text, graphics, video, audio, software code, user interface design or logos_ You may download material displayed on this Website for your personal use provided you also retain all copyright and other proprietary notices contained on the materials. You may not distribute, modify, transmit, reuse, repast, or use the content of this Website for public or commercial purposes, including all text, images, audio, and video, without REX's written permission. Modification or use of the materials for any other purpose violates REX's intellectual property rights. All trademarks, service marks, trade names, and logos displayed on this Website are proprietary to REX and/or their respective owners . Nothing contained on this Website should be construed as granting, by implication, estoppel, or otherwise, any license or right to use any trademark displayed on this Website without the written permission of REX or such other third party that may own the trademark displayed on this Website. Your use of the trademarks displayed on this Website, except as provided herein, is strictly prohibited. The use of the images displayed on this Website by you, or anyone else authorized by you, is prohibited. Any unauthorized use of the images may violate copyright laws. trademark laws, and the laws of privacy and publicity, and communications, as well as other regulations and statutes. If you download any information from this Website. you agree that you will not copy it or remove or obscure any copyright or other notices or legends contained in any such information . Links to Other Websites REX may establish links between this Website and one or more websites operated by third parties_ REX has no control over any such other websites, the contents therein or the products/services offered. The existence of any such links shall not constitute an endorsement of, or representation or warranty by REX regarding such websites, the contents of such websites, the products or services of the websites or the operators of the websites. Your access to and use of such linked websites is governed by the terms of use and privacy policies of those sites, and shall be at your own risk. REX disclaims responsibility for the privacy policies and customer information practices of third-party internet websites hyperlinked from our Website. Links to REX from Other Websites You shall not display hyperlinks on your websites to any website owned or operated by REX. If you desire to display on your website a hyperlink toe REX websde, you must enter into a written agreement with REX governing such display Access to any REX website does not authorize you to use any of REX's names, logos, trademarks or copyrighted material, and you agree not to do so without REX's express written consent. Requests to display hyperlinks an your websites to REX websites should be e-mailed to info@rexcapitalmanagement.com. Transmissions to and From this Website El Terms and Condrtions MIcroSe_ X Ir E C O httpsillowen681.wixsiteicom/msskinnytterms-and-con d lila ns ft Ob This site was designed with the WIIX.corn website builder. Create your wet:mite today. C Start Now I C R U S E C T O R S THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS ''RODUCTS TEAM CONTACT REXSHARES Transmissions to and From this Website Electronic communications can be intercepted by third parties and, accordingly, transmissions to and from this Website may not be secure_ Communications to REX, particularly those containing confidential information, may be sent by mail to: REX Shares, LLC. 44 Post Road West, Westport, CT 06580, Attn- Webmaster REX shall be free to use, for any purpose, any ideas, concepts, know-how or techniques provided by a website user to REX through this 4Vebsite. You acknowledge and agree that REX has granted you limited access to the specific files publicly available on the Website ('Approved Files'(, and you agree not to attempt to access computer files other than the Approved Fifes. REX makes no warranty to you regarding the security of the Website, including with regard to the ability of any unauthorized persons to access information received or transmitted by you through or from the Website. REX reserves the right to cease providing, or to change, this Website and content of such information (or any portion or feature thereof) at anytime or frequency and without notice. Privacy Policy Please review our Privacy Policy, which is a part of the Terms and hereby incorporated by reference, to learn about our information collection practices and the measures we take to preserve the privacy and security of your information. E-mail and Marketing Financial professionals who complete the registration process on our web site are at the same time granting REX permission to send them e-mail messages for marketing and general communication purposes at the e-mail address they have provided. This service may be discontinued at any time by responding to the email with "Unsubscribe' in the subject line. Jurisdiction and Governing Law The information provided on. this Website is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to law or regulation or which would subject REX or its affiliates to any registration requirement within such jurisdiction or country. Each investment product and service referred to on this Website is intended to be made available to only U.S. residents. This Website will not be considered a solicitation for or offering of any investment product or service to any person in any jurisdiction where such solicitation or offering would be illegal. The laws of the State of New York govern these Terms without regard to conflict of law provisions. If you take legal action relating to these Terms, you agree to file such action only in the New York State Supreme Court located in New York. NY, or the United States District Court for the Southern District of New York, and you consent and submit to the personal jurisdiction of those courts for the purpose of Litigating any action with REX, its affiliates or with any funds referenced in this site. Limitation of Liability Privacy Policy I MicroSectors X .061=5.11 C https://owen581.wixsae.comirn sskinny/priva cypo I icy eole This site was designed with the WIX.corn website bender. Create your website today. ( Start Now SE C T O R S THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCTS TEAM CONTACT REXH A R Privacy Policy This Privacy Policy is dated July 13, 2317_ We reserve the right to amend this Privacy Policy at any time without notice, by updating this posting, in which case the date of this Privacy Policy will be revised. The current version of this Privacy Policy can be accessed at the bottom of our other website pages_ The personally identifiable information you submit to our website is used to service your account, to improve our services to you and/or to provide you with information on our products and services. The types of personal information that may he collected at our websites include: name, address, email address and telephone number We will not sell, share or rent your personally identifiable information to others in contravention of this Privacy Policy We generally record certain usage information, such as the number and frequency of visitors to our websites. This information may include the websites that you access immediately before and after your visit to our websites, the Internet browser you are using and your IP address. If we use such data at all it will be an an aggregate basis. and we will not disclose to third parties any information that could be used to identify you personally We may use external service providers to operate our website and employ other persons to perform work on our behalf, such as sending postal mail and e-mail_ These persons may have access to the personally identifiable information you submit through the website, but only for the purpose of performing their duties. These personnel may not use your personally identifiable information for any other purpose_ We do not automatically collect personally identifiable information from visitors to our website, except to the extent we are required to do so pursuant to some statute or regulation applicable to us_ We will not provide any personally identifiable information to any other persons. except if we are required to make disclosures by any law, any government or private parties in connection with a lawsuit, subpoena, investigation or similar proceeding_ We do not sell our customers' e-mail addresses. It is our policy to include instructions for unsubscribmg from permission-based e-mail messages we may send_ We recommend that you do not send us any individual personal information via non secure methods of correspondence, including via public electronic communication channels, such as Internet e-mail. which are generally not secure. II our business, stock or assets are acquired or merged with another business entity, we will share all or some of your information with this entity to continue to provide our service to you. You will receive notice of such an event and the new entity will inform you of any changes to the practices in this Privacy Policy. If the new entity wishes to make additional use of your information, you may decline such use at such time . We may share customer information with its affiliates, subject to the customers' right to prohibit such sharing. We may disclose details about the general use of our website to third parties—for example, to demonstrate patterns of use to advertisers and other business partners. Information we pass on for this purpose will not include any personal information by which you may be identified. We endeavor to prevent unauthorized disclosures of your personal information by third parties but we are not responsible for any unauthorized disclosures or other breaches of security or for the actions of others it the information was passed to them with your authority or with the authority of anyone other than us or our group companies_ D Privacy Policyl MicroSectors X [...1.11117 O C hYtusillowen681.wixsile.corrignisskinny/privacypolicy * V e This site was designed with the WIX.com website builder. Create your website loday. C Start Now ivilLkL.SECTORS THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOCLS PRODUCTS TE.41V ;•NTACT REX SHARES Cookies are small text files that are stored in your computer's memory and hard drive when you visit certain web pages. They are used to enable websites to function or to provide information to the owners of a website. Cookies help us to provide customized services and information. We use cookies to tell us, in general terms, how and when pages in our website are visited, what our users' technology preferences are - such as what type of video player they use - and whether our website are functioning properly In broad terms, we use cookies on our website for the following purposes: Analytical purposes: Analytical cookies allow us to recognize measure and track visitors to our website. This helps us to improve and develop the way our website work. for example, by determining whether site visitors can find information easily, or by identifying the aspects of wehsites that are of the most interest to them_ Usage preferences: Some of the cookies on our website are activated when visitors to our sites make a choice about their usage of the site_ Our website can then 'remember' the settings preferences of the user concerned. This can allow us to tailor aspects of our sites to the individual user. Terms and conditions: We can use cookies on our website to record when a site visitor has seen a policy, such as this one, or provided consent, such as consent to the terms and conditions on our website. This helps to improve the users experience of the site -for example. it avoids a user from repeatedly being asked to consent to the same terms_ Session management: The software that runs our websites uses cookies for technical purposes needed by the internal workings of our servers_ For instance, we use cookies to distribute requests among multiple servers, authenticate users and determine what features of the site they can access, verify the origin of requests, keep track of information about a user's session and determine which options or pages to display in order for the site to function. Functional purposes: Functional purpose cookies store information that is needed by our applications to process and operate. For example. where transactions or requests within an application involve multiple workflow stages, cookies are used to store the information from each stage temporarily. in order to facilitate completion of the overall transaction or request_ To make full use of our website, your computer or mobile device will need to accept cookies, as our sites will not function properly without them. In addition, cookies are required in order to provide you with personalized features on our website On certain parts of our website, we include content designed for display using Adobe Flash Player. such as animations, videos and tools_ Local flash storage (often referred to as 'Flash cookies") can be used to help improve your experience as a user Flash storage is retained on your device in much the same way as standard cookies, but is managed directly by your Flash software. If you wish to disable or delete information stored locally in Flash, please see the documentation for your Flash software, located at www.adobe.com. Please note that, if you disable Flash cookies, some site functionality may not work. in Privacy Policy I MicroSectors X + <- C G https://oxren681.whcsIte.corn/rnsskinny/privacypolicy This site was designed with the WIX.eurn website builder. Create your website today. C Start Now v11-70.SECT'c' THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS ''RODUCH CONTACT REXSHAPES When you visit our website, you may receive cookies that are set by third parties_ These may include cookies set by Geogle or Morningstar . These cookies are used for the purposes described above. We do not control the setting of these third potty cookies, so we suggest you might wish to check the third party websites for more information about their use of cookies and how to manage them . If you wish to remove cookies set by our wehsite from your browser in the future, you may delete them_ The instructions for removing cookies from your computer or mobile device depend on the operating system and web browser you use. Please note, however, that withdrawing your agreement to the use of cookies on our sites will impair the functionality of the sites. Rex. disclaims responsibility for the privacy policies and customer information practices of third party Internet websites hyperlinked from our website or this Privacy Policy. This website may contain information intended to work with your selected privacy preferences_ While we have tried to make such information included within this website conform to this full-text Privacy Policy, this Privacy Policy is the definitive statement of privacy policies and practices for this website. Terms and Conditions MIcraSe X ± r • C G http.//owen681.wksitecomirrisskinny/terrns-and-conditions This site was designed with the WIX.oarn website builder. Create your website today. ( start Now ) M IC RUSECTO RS THE HEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS .:"P.ODUCTS TEAM CONTACT REXSHARES Limitation of Liability REX AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WILL NOT BE LIABLE TO. YOU OR ANYONE ELSE FOR ANY DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, DIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES OR DAMAGES THAT RESULT FROM USE OR LOSS OF USE OF THIS WEBSITE), EVEN IF REX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES, INCLUDING, WITHOUT LIMITATION, FROM THE USE OR ATTEMPTED USE OF THIS WEBSITE OR ANOTHER LINKED WEBSITE. IF YOU LIVE IN A JURISDICTION THAT DOES NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR IF YOU ACCESS THE WEBSITE SOLELY THROUGH AN ARRANGEMENT WITH YOUR EMPLOYER OR PLAN SPONSOR, SOME OR ALL OF THESE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO YOU . Timeliness of Content All content on this Website is presented only as of the date published or indicated. and may be superseded by subsequent market events or for other reasons. In addition, you are responsible for setting the cache settings on your browser to ensure you are receiving the most recent data. Prohibited Uses Except as otherwise stated in these Terms or as expressly authorized by REX in writing, you may not • Use this Website in any manner that could damage or overburden any REX server, or any network connected to any REX server, as all servers have limited capacity and are used by many people; • Use this Website in any manner that would interfere with another party's use of the Website: • Include the term "REX.- or any REX trademark or executive's name, or any variation of the foregoing, as a meta-tag, hidden textual element; • Use any robot, spider, intelligent agent. other automatic device, or manual process to search, monitor or copy this Website or the reports, data, information, content, software, products services, or other materials on, generated by or obtained from this Website, whether through links or otherwise (collectively, 'Materials"), without REX's permission, provided that generally available third-party web browsers may be used without such permission: or • Use this Website or the Materials in any manner that could create impression of affiliation, sponsorship or endorsement by REX. Password Security and Notification Certain parts of the Website are protected by passwords or require a login and are restricted to authorized users only. You may not obtain unauthorized access to such parts of the Website, or to any other protected materials or information, through any means not intentionally made available by REX for your specific use. If you have a Personal Identification Number (PIN) for access to non-public areas of the Website, you are solely responsible for all activities that occur in connection with your PIN. Accordingly, you should take all reasonable Terms and Conditions I MicroSe.: X [...1.11117 O F - C G httpsiflowen681.wixsite.cornirrisskinnwlerrns-and-conditions ix v •,;.• e This site was designed with the WIIX.com website builder. Create your website loday. C Start Now C Reki) S E C T O R S THE NEW STANDARD IN SECTOR SPECIFIC TRADING TOOLS PRODUCT'', T.NTA CT REX SHARES made available by REX for your specific use. If you have a Personal Identification Number {PIN} for access to non-public areas of the Website, you are solely responsible for all activities that occur in connection with your FIN. Accordingly, you should take all reasonable steps to protect the confidentiality of your PIN. Notify REX immediately if you become aware of any disclosure, Loss, theft or unauthorized use of your PIN. Unauthorized Use of Content You agree to defend, indemnify and hold harmless REX, its affiliates and each of their respective officers, directors, members, partners, managers and employees against any losses, damages, claims. liabilities and costs (including reasonable attorneys' fees) to the extent resulting from or arising out of any unauthorized or otherwise inappropriate use of any of the content of this Website attributable to you or which occurs through the use of your System Outages and Incomplete Transmissions Internet software or transmission problems may produce inaccurate or incomplete copies of information and materials that may be downloaded and displayed on a user's computer. REX is not liable for any damages, changes. or omissions that occur during transmission of information and materials. Termination REX may terminate your access to the Website for any reason, without prior notice. Waiver No waiver by REX of any right under or term or provision of these Terms will he deemed a waiver of any other right, term. or provision of these Terms at the time of such waiver or a waiver of that or any other right, term, or provision of these Terms at any other time. Integration and Severability If any provision of these Terms is deemed unlawful, void, or for any reason unenforceable, then that provision will be deemed severable from these Terms and will not affect the validity and enforceability of the remaining provisions. The preceding Terms of use represent the entire agreement between REX and the user relating to the subject matter herein. Dated: July 201T 0 2019 REX Shares, LLC. All rights reserved. REX and REX Shares, LLC, are registered and unregistered trademarks of REX or its subsidiaries in the United States and elsewhere. All other trademarks are those of their respective owners.